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                                                                    EXHIBIT 23.1
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                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Esstec, Inc. and subsidiary on Form SB-2 of our report, dated May 10, 2002, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
October 2,  2002